UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 21, 2019

Innovate Biopharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)
(919) 275-1933
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2019, the Board of Directors (the “Board”) of Innovate Biopharmaceuticals, Inc. (the “Company”) appointed Edward J. Sitar to serve as the Chief Financial Officer (principal financial officer and principal accounting officer) of the Company. Mr. Sitar’s employment with the Company will commence on July 1, 2019.
Mr. Sitar, age 59, most recently served as the Chief Financial Officer of Ammon Analytical Laboratory, a company focused on specialty testing for the drug treatment community, from April 2017 to November 2018. Previously, he served as the Chief Financial Officer of Cancer Genetics, Inc. (CGIX), a company focused on precision medicine for oncology, from March 2014 until February 2017. Prior to his service at Cancer Genetics, he served from January 2013 to December 2013 as the Chief Financial Officer-New Business of Healthagen, an Aetna company offering health products and services, and served as Chief Financial Officer of ActiveHealth Management from August 2010 to December 2012. From April 2001 to May 2010, he served as Executive Vice President and Chief Financial Officer of Cadent Holdings, Inc., a privately-held company that provided three-dimensional digital scanning services for dentists and orthodontists. From August 1998 to April 2001, Mr. Sitar served as Chief Financial Officer and Treasurer of MIM Corporation, now BioScrip, Inc., a publicly traded specialty pharmaceutical and pharmacy benefit management service provider. From May 1996 to August 1998, Mr. Sitar was the Vice President of Finance for Vital Signs, Inc., a publicly traded manufacturer and distributor of single use medical products. From June 1993 to April 1996, Mr. Sitar was the Controller of Zenith. From 1982 through July 1993, he was with Coopers & Lybrand, a public accounting firm. He holds a B.S. in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey.
There are no family relationships between Mr. Sitar and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Sitar and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer. Mr. Sitar has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Upon commencement of Mr. Sitar’s employment, Jay P. Madan, M.S., will no longer serve as the interim principal financial officer and interim principal accounting officer of the Company, but will continue to serve as the President and Chief Business Officer of the Company.
In connection with the appointment of Mr. Sitar to serve as the Company’s Chief Financial Officer, on June 22, 2019, the Company entered into an executive employment agreement with Mr. Sitar (the “Employment Agreement”), pursuant to which Mr. Sitar is entitled to receive an annual base salary of $285,000, subject to periodic increase as the Company may determine. The Employment Agreement provides that Mr. Sitar will receive an initial grant of options to purchase up to 350,000 shares of the Company’s common stock, which award will vest with respect to 7.5% of the shares on the six-month anniversary of commencement of Mr. Sitar’s employment, 7.5% of the shares on the one-year anniversary of commencement of employment, and the remainder of the shares in equal monthly installments on the last day of each successive month thereafter, such that the grant shall be fully vested as of the last day of the 48-month anniversary of Mr. Sitar’s commencement of employment. In addition to Mr. Sitar’s initial equity award, Mr. Sitar is eligible to participate in (i) any equity compensation plan or similar program established by the Company and (ii) any bonus or similar incentive plans established by the Company that may be applicable to executives of the Company at Mr. Sitar’s level, with participation in such bonus or similar incentive plans based on a target of 30% - 50% of Mr. Sitar’s base salary. Any amount awarded under any such equity, bonus or other plan shall be in the discretion of the Board or any committee administering such plan. Mr. Sitar is also generally entitled to receive any additional benefits provided to the Company’s other executive employees.
If the Company terminates the Employment Agreement other than “for cause,” or if Mr. Sitar terminates the Employment Agreement for “Good Reason,” the Employment Agreement provides that Mr. Sitar will receive six months of his then-current base salary (provided that such termination occurs on or after the 12 -month anniversary of the date of the Employment Agreement, and if it occurs before such time, he will receive instead a prorated portion thereof) and up to three months of reimbursement of additional costs he incurs in connection with continuation of health insurance benefits (or such shorter time until he obtains reasonably comparable coverage under a new employment arrangement), provided that Mr. Sitar executes and does not revoke a release and settlement agreement in a form satisfactory to the Company.
Mr. Sitar’s employment is also subject to other customary terms and provisions, including provisions relating to confidentiality, nonsolicitation, noncompetition and invention assignment.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated June 22, 2019, between the Company and Edward J. Sitar

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc.

Date: June 27, 2019	By:	/s/ Jay P. Madan

Jay P. Madan
President and Chief Business Officer